Exhibit 99.1

Sensei Biotherapeutics Announces Name Change to Faeth Therapeutics, Focused on Advancing PIKTOR, an Oral Therapy Targeting One of the Most Frequently Altered Pathways in Cancer

— Stockholders approved conversion of the Series B preferred stock issued in the February 2026 acquisition of Faeth Therapeutics and concurrent private placement —

— Company changed name to Faeth Therapeutics, Inc. on June 15, 2026; common stock expected to begin trading under the ticker symbol “FTH” on June 16, 2026 —

— Anand Parikh, Faeth co-founder, appointed Chairman, President and Chief Executive Officer; Brian Stephenson, Ph.D., CFA appointed Chief Financial Officer; board strengthened with the addition of former FDA Commissioner Stephen M. Hahn, M.D., and Saira Ramasastry —

— PIKTOR, an investigational all-oral multi-node inhibitor of the PI3K/AKT/mTOR pathway, on track for topline Phase 2 data in advanced endometrial cancer in the second half of 2026 —

AUSTIN, TX — June 15, 2026 — Sensei Biotherapeutics, Inc. (Nasdaq: SNSE) today announced that it has changed its corporate name to Faeth Therapeutics, Inc. (the “Company”). The Company’s common stock is expected to begin trading on the Nasdaq Capital Market under the new ticker symbol “FTH” on June 16, 2026, and the Company has launched a new corporate website at www.faeththerapeutics.com.

On June 10, 2026, stockholders approved the conversion of the Company’s Series B preferred stock issued in connection with the February 2026 acquisition of Faeth Therapeutics and concurrent private placement. As a result, outstanding shares of the Company’s Series B convertible preferred stock will automatically convert into common stock effective at 5:00 p.m. ET on June 15, 2026, subject to certain beneficial ownership limitations set by each holder. The Company received approximately $200 million in gross proceeds from the private placement that closed concurrently with its February 2026 acquisition of Faeth.

“Starting tomorrow, we will begin trading on Nasdaq under our new name and ticker as a well-capitalized public company backed by a syndicate of leading life sciences investors, and focused on a clear set of clinical catalysts,” said Anand Parikh, Chairman and Chief Executive Officer. “For two decades, drugs that block a single node of the PI3K/AKT/mTOR pathway have been undone by the tumor’s ability to route around them. PIKTOR represents our answer to this challenge: an all-oral regimen that patients can take at home, designed to inhibit PI3K-alpha, mTORC1 and mTORC2 at once, close the routes tumors may use to escape, and potentially drive deeper, more durable suppression, with the potential for a best-in-class profile. We believe we now have the capital and the team to put that approach to the test, beginning with topline Phase 2 data in advanced endometrial cancer, expected in the second half of this year, and interim Phase 1b/2 data in HR+/HER2- advanced breast cancer, expected in 2027.”

Leadership and Board

Effective June 12, 2026, the Company appointed a new executive leadership team. Anand Parikh, a co-founder of Faeth who has led the company since its founding in 2019, has been appointed Chairman, President and Chief Executive Officer. Brian Stephenson, Ph.D., CFA, who previously served as the Company’s Head of Operations and Finance and as Chief Financial Officer of BridgeBio Pharma, Inc., has been appointed Chief Financial Officer. Oliver Maddocks, Ph.D., a co-founder of Faeth and a cancer-metabolism researcher, serves as Chief Scientific Officer, and Debbie Chirnomas, M.D., M.P.H., serves as Chief Medical Officer.

The Company’s board of directors consists of five members: Anand Parikh (Chair); Bob Holmen; Phillip B. Donenberg; Stephen M. Hahn, M.D.; and Saira Ramasastry. Dr. Hahn, the 24th Commissioner of the U.S. Food and Drug Administration and a former Faeth director, and Ms. Ramasastry, a life sciences strategic advisor and experienced public-company director, joined the board on June 12, 2026.

“In a career spent in oncology and at the FDA, I’ve learned how rarely a program pairs a high-prevalence target with a potentially differentiated mechanism,” said Stephen M. Hahn, M.D., the 24th Commissioner of the U.S. Food and Drug Administration and a member of the Company’s board of directors. “I believe Faeth’s multi-node, all-oral approach to the PI3K/AKT/mTOR pathway is scientifically rigorous and aimed at a real unmet need. I’m looking forward to guiding the company through this next stage of clinical development.”

About PIKTOR

PIKTOR is an investigational, proprietary, all-oral combination of serabelisib, a selective PI3K-alpha inhibitor, and sapanisertib, an mTORC1/mTORC2 inhibitor, designed to inhibit multiple nodes of the PI3K/AKT/mTOR pathway. According to published literature, this pathway is dysregulated in up to 50% of all solid tumors, making it one of the most prevalent therapeutic targets in oncology. PIKTOR is being evaluated in a Phase 2 trial in second-line advanced endometrial cancer (Study FTH-PIK-201), with topline data anticipated in the second half of 2026, and in a Phase 1b/2 trial in HR+/HER2- advanced breast cancer (Study FTH-PIK-101), in which the first patient was dosed in April 2026 and interim data is anticipated in 2027.

About Faeth Therapeutics

Faeth Therapeutics, Inc. (Nasdaq: FTH) is a clinical-stage biotechnology company focused on improving outcomes for cancer patients through multi-node inhibition of critical oncogenic pathways. The Company’s lead program is PIKTOR, an investigational all-oral combination of serabelisib and sapanisertib in development for endometrial and breast cancer. Faeth was co-founded in 2019 by Anand Parikh and Oliver Maddocks, Ph.D., together with scientific founders Lewis Cantley, Ph.D., the discoverer of the PI3K pathway; Siddhartha Mukherjee, M.D., D.Phil.; Karen Vousden, Ph.D.; Scott Lowe, Ph.D.; and Greg Hannon, Ph.D. The Company intends to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, please visit www.faeththerapeutics.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “estimate,” “potential,” “target,” “on track” and similar expressions, although not all forward-looking statements contain these words. These statements include, but are not limited to, statements regarding: the change of the Company’s corporate name to Faeth Therapeutics, Inc.; the expected commencement of trading of the Company’s common stock under the new name and ticker symbol “FTH” and the timing thereof; the Company’s expectations regarding its pipeline and development plans, including the Phase 2 trial of PIKTOR in advanced endometrial cancer and the anticipated timing of topline data, and the Phase 1b/2 trial of PIKTOR in HR+/HER2- advanced breast cancer and the anticipated timing of interim data; the potential therapeutic benefits, tolerability profile and differentiation of PIKTOR; and the Company’s expectations regarding its cash runway.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others, risks related to clinical development and the conduct, timing and results of clinical trials; the Company’s need for additional financing; its limited operating history and history of operating losses; risks related to the integration of Faeth; the Company’s ability to satisfy applicable Nasdaq listing requirements and to maintain the listing of its common stock; and the other risks and uncertainties described under the headings “Risk Factors” and “Summary of Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, its Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026, and its definitive proxy statement filed with the SEC on April 27, 2026, as well as in the Company’s subsequent filings. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required by law.

Contacts

Investor Contact:

Matthew Biegler, SVP, Investor Relations

matt@faeththerapeutics.com

Stephanie Ascher, Precision AQ

stephanie.ascher@precisionaq.com

Media Contact:

Patrick Schmidt, Consort Partners

faeththerapeutics@consortpartners.com